Exhibit 99.1

NEWS RELEASE

Layne Christensen Company Prices $100 Million

Aggregate Principal Amount of Senior Secured Second Lien Convertible Notes

THE WOODLANDS, TEXAS – February 4, 2015 – Layne Christensen Company (Nasdaq: LAYN) (“Layne” or the “Company”) announced today that it has priced its issuance of approximately $100 million aggregate principal amount of 8.00% Senior Secured Second Lien Convertible Notes (the “notes”). The notes will be issued to certain of the existing holders of the Company’s 4.25% Convertible Senior Notes due 2018 (the “existing convertible notes”) who have agreed to exchange $55.5 million of their existing convertible notes for approximately $49.9 million of the notes and to purchase approximately $49.9 million aggregate principal amount of additional notes for cash.

The Company estimates that the net cash proceeds from the sale of the notes, after deducting placement agency discounts and commissions, estimated offering expenses payable by the Company and accrued interest on the existing convertible notes being exchanged, will equal approximately $45.1 million. The Company intends to use the net cash proceeds to repay amounts outstanding under its existing asset-based credit agreement (without reducing the commitments) and for general corporate purposes.

As previously disclosed, Layne’s consolidated liquidity (defined as the sum of availability under our senior credit facility and total cash and cash equivalents) improved during the first nine months of FY 2015, rising to approximately $108 million at Q3 FY 2015 from approximately $84 million at Q2 FY 2015. The Company estimates that consolidated liquidity at Q4 FY 2015 will be slightly below that of Q2 FY 2015, but well within expectations given the seasonal nature of the business. With the completion of this notes offering, the Company anticipates Q4 FY 2015 consolidated liquidity will improve by approximately $40 million to between $115 and $125 million.

Michael J. Caliel, President and Chief Executive Officer, commented, “By further enhancing our liquidity, we view this notes offering as part of our ongoing strategic restructuring efforts and long-term growth initiatives. With growing backlog in certain segments, we believe Layne faces attractive investment opportunities. We expect our enhanced liquidity position to enable us to take advantage of strategic opportunities where we are experiencing increased customer demand for our services, including in our Inliner and Water Resources segments. Additionally, we expect our liquidity position to further strengthen as a result of our previously disclosed strategy of non-core asset sales.”

The notes will bear interest at a rate of 8.00% per year, payable on May 1 and November 1 of each year beginning May 1, 2015. The notes will mature on May 1, 2019; provided, however, that, unless all of the then-outstanding existing convertible notes (or any permitted refinancing indebtedness in respect thereof) have been redeemed, repurchased, otherwise retired, discharged in accordance with their terms or converted into the Company’s common stock, or shall have been effectively discharged (in the case of the existing convertible notes), in each case on or prior to August 15, 2018 or the scheduled maturity date of the existing convertible notes (or any permitted refinancing indebtedness incurred in respect thereof) is extended to a date that is after October 15, 2019, the notes will mature on August 15, 2018.

Prior to the maturity date, the Company may redeem for cash all, but not less than all, of the notes. However, the Company may not redeem the notes outside of two “open redemption periods” unless the last reported sale price of the Company’s common stock equals or exceeds 140% of the conversion price of the notes for a specified time period ending on, and including, the trading day immediately prior to the date on which the Company delivers the redemption notice. The first open redemption period will commence on February 15, 2018 and end on, and include, August 14, 2018, and the second open redemption period will commence on November 1, 2018 and end on April 30, 2019. The redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, if the redemption date is during an open redemption period, the holders will receive the present value of any additional interest payments through the end of the open redemption period. In addition, upon the occurrence of a “fundamental change” (as defined in the indenture governing the notes), holders of the notes will have the right, at their option, to require the Company to repurchase their notes in cash at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be convertible into shares of the Company’s common stock (and cash in lieu of any fractional share) at the option of the holders until the close of business on the scheduled trading day immediately preceding the maturity date. The conversion rate for the notes will initially be 76.9231 shares of common stock per $1,000 principal amount, which is equivalent to an initial conversion price of approximately $13.00 per share of common stock. The initial conversion price of the notes represents a premium of approximately 55.5% to the $8.36 per share last reported sale price of the Company’s common stock on the NASDAQ Global Select Market on February 4, 2015. The conversion rate will be subject to adjustment upon the occurrence of certain events. In addition, the Company may be obligated to increase the conversion rate for any conversion that occurs in connection with certain corporate events, including the Company’s calling the notes for redemption. No holder will have the right to convert any notes into shares of common stock to the extent that the conversion would cause that holder to beneficially own more than 9.9% of the shares of the Company’s common stock then outstanding after giving effect to the proposed conversion.

The notes will generally be secured by a second lien on the same assets that secure the Company’s asset-based credit agreement and guaranteed by the same subsidiaries that guarantee the asset-based credit agreement.

The notes will have certain covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries, subject to certain exceptions, to: (1) incur additional indebtedness; (2) create liens; (3) declare or pay dividends on, make distributions with respect to, or purchase or redeem, the Company’s or its restricted subsidiaries’ equity interests, or make certain payments on subordinated or unsecured indebtedness or make certain investments; (4) enter into certain transactions with affiliates; (5) engage in certain asset sales unless specified conditions are satisfied; and (6) designate certain subsidiaries as unrestricted subsidiaries.

Jefferies acted as the sole placement agent and exclusive financial advisor for the offering

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes or any common stock issuable upon conversion of the notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offer and sale of the notes and any shares of the Company’s common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and the notes and shares may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Layne Christensen Company

Layne is a global solutions provider to the world of essential natural resources—water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence and integrity.

Forward-Looking Statements

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors. These forward-looking statements include statements regarding the completion, timing, size and terms of the proposed offering, the Company’s planned use of any of the proceeds of that offering and the Company’s estimated liquidity as of the end of Q4 FY2015. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of several factors, including, but not limited to, market and other general economic conditions, the Company’s ability to satisfy the conditions required to close the proposed offering and the availability of equity or debt capital needed for the Company’s business. In addition, the estimate of the Company’s liquidity is preliminary and may change pending the completion and audit of the Company’s FY2015 financial statements and the calculation of the Company’s borrowing base under its asset-based credit facility. The reader is cautioned not to rely on these forward-looking statements. Other risks and uncertainties are described in detail in Exhibit 99.2 to the Company’s Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on October 29, 2014. All forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update any such forward-looking statements, except as may be required by law.

Contact: Andy Atchison, Chief Financial Officer, Layne Christensen Company. (281) 475-2670

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